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                                                      Exhibit 10.2

                        AMENDMENT NO. 2 TO
               THE SUPPLEMENTAL PENSION BENEFIT PLAN
                      FOR CERTAIN EMPLOYEES OF
                        AETNA SERVICES, INC.


Pursuant to Article IV of the Supplemental Benefit Plan for
Employees of Aetna Services, Inc. (the "Plan"), the Plan is hereby amended as follows:

         Effective February 28, 1997, Section 1.6 "Earnings" is amended by adding new Section (d) follows:

         (d) Earnings shall not include certain cash Merger Awards made to recognize individual employee efforts in connection with the U.S. Healthcare Merger and related integration efforts.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 28th day of February 1997.


AETNA SERVICES, INC.


By /s/ Mary Ann Champlin
   _____________________
   Mary Ann Champlin
   Senior Vice President
   Aetna Human Resources